Exhibit 99.1

INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FOURTH QUARTER 2005 RESULTS

WALTHAM, MA…March 2, 2006…Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter and the year ended December 31, 2005.

In the fourth quarter of 2005, the Company recorded net revenues of $121.4 million compared to net revenues of $97.1 million in the fourth quarter of 2004. The revenue increase was due to increased sales in our Professional Diagnostic segment contributed by businesses acquired during 2005 including Binax, Inc., the Determine business, BioStar and IDT, as well as an increase in royalty revenues.

For the fourth quarter of 2005, Inverness Medical Innovations reported adjusted cash basis net loss of $3.2 million, or $0.12 per common share compared to adjusted cash basis net loss of $1.0 million, or $0.05 per common share, in the fourth quarter of 2004. The net loss available to common stockholders prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $7.3 million, or $0.27 per common share, in the fourth quarter of 2005 compared to a net loss available to common stockholders of $3.6 million, or $0.18 per common share, for the fourth quarter of 2004.

The Company’s GAAP results for the fourth quarter of 2005 include amortization of $3.9 million and a $0.9 million charge principally associated with our previously announced decision to close one of our manufacturing facilities, and its GAAP results for the fourth quarter of 2004 include amortization of $2.7 million. These amounts, net of tax, have been excluded from the adjusted cash basis net loss per common share for the respective quarters.

Net revenues for the year ended December 31, 2005 were $421.9 million compared to net revenues of $374.0 million for 2004.

For the year ended December 31, 2005, the Company reported an adjusted cash basis net loss of $0.8 million, or $0.03 per common share, compared to adjusted cash basis net loss of $1.3 million, or $0.06 per common share, in 2004. The net loss available to common stockholders prepared in accordance with GAAP was $19.2 million, or $0.79 per common share, for the year ended December 31, 2005 compared to a net loss available to common stockholders of $17.3 million, or $0.87 per common share, in 2004.

The Company’s GAAP results for 2005 include amortization of $12.8 million, a $5.1 million charge principally associated with our previously announced decision to close one of our manufacturing facilities and $1.7 million for non-recurring charges for a product recall and a write off of deferred debt origination costs, compared to amortization of $10.4 million, a charge of $1.7 million included in cost of sales related to a work force reduction at one of our manufacturing facilities and $4.5 million for the write off of deferred debt origination costs and non-cash discounts and redemption interest related to redeemable convertible preferred stock in 2004. These amounts have been excluded from the adjusted cash basis net loss per common share for the respective periods.

A detailed reconciliation of the Company’s adjusted cash basis net loss, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 9:00 a.m. (Eastern Time) today, March 2, 2006, to discuss these results as well as other corporate matters.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-582-2952 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=6578&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=6580&folder=webstream using Windows Media. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 7091895. That replay will be available until 12:00 midnight (Eastern Time) on March 4, 2006. An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 12 months. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended December 31, 2005						Three Months Ended December 31, 2004 (Restated)
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)

Net revenues	$121,365		$—		$121,365		$97,063		$—		$97,063
Cost of sales	75,590		(2,368	)(b) (c)	73,222		60,300		(1,377	)(c)	58,923
Gross profit	45,775		2,368		48,143		36,763		1,377		38,140
Gross margin	38%				40%		38%				39%

Operating expenses:
Research and development	10,404		(850	)(b) (c)	9,554		8,689		(315	)(c)	8,374
Selling, general and administrative	34,979		(1,405	)(c)	33,574		29,318		(1,007	)(c)	28,311
Total operating expenses	45,383		(2,255)		43,128		38,007		(1,322)		36,685
Operating income	392		4,623		5,015		(1,244)		2,699		1,455
Interest and other income (expense), net	(6,266)		(232	)(b) (d)	(6,498)		(3,205)		—		(3,205)
Income tax provision	1,464		207	(d)	1,671		(849)		122	(d)	(727)
Net loss	$(7,338)		$4,184		$(3,154)		$(3,600)		$2,577		$(1,023)

Non-cash amortization of discounts and dividends on preferred stock	—		—		—		—		—		—
Net loss available to common stockholders - basic and diluted	$(7,338)				$(3,154)		$(3,600)				$(1,023)

Net loss per common share:
Basic	$(0.27)				$(0.12)		$(0.18)				$(0.05)
Diluted	$(0.27	)(e)			$(0.12	)(e)	$(0.18	)(e)			$(0.05	)(e)

Weighted average shares - basic	27,327				27,327		20,437				20,437
Weighted average shares - diluted	27,327	(e)			27,327	(e)	20,437	(e)			20,437	(e)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurence in its business, the Company does not adjust net income or loss for the costs associated with litigation including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Restructuring charge of $0.9 million associated with the decision to close a manufacturing facility in 2005 , including $0.6 million charged to cost of sales, $0.1 million charge to research and development and $0.2 million charged to other expense, which constitute charges having a significant negative impact on results yet not occuring on a consistent or regular basis in our business.

(c) Amortization expense of $3.9 million and $2.7 million in the fourth quarter of 2005 and 2004 GAAP results, respectively, including $1.7 million and $1.4 million charged to cost of sales, $0.8 million and $0.3 million charged to research and development and $1.4 million and $1.0 million charged to selling, general and administrative expense in the respective quarters.

(d) Tax effect on adjustments as discussed above in notes (b) and (c).

(e) For the three months ended December 31, 2005 and 2004, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

	Year Ended December 31, 2005						Year Ended December 31, 2004 (Restated)
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)

Net revenues	$421,850		$300	(b)	$422,150		$373,991		$—		$373,991
Cost of sales	269,538		(12,543	)(b)(c)(d)	256,995		226,987		(7,227	)(c)(d)	219,760
Gross profit	152,312		12,843		165,155		147,004		7,227		154,231
Gross margin	36%				39%		39%				41%

Operating expenses:
Research and development	30,992		(2,802	)(c)(d)	28,190		31,954		(804	)(d)	31,150
Selling, general and administrative	132,093		(3,661	)(c)(d)	128,432		110,664		(4,071	)(d)	106,593
Total operating expenses	163,085		(6,463)		156,622		142,618		(4,875)		137,743
Operating income	(10,773)		19,306		8,533		4,386		12,102		16,488
Interest and other income (expense), net	(1,617)		(132	)(c)(e)	(1,749)		(18,707)		3,788	(e)	(14,919)
Income tax provision	6,819		745	(f)	7,564		2,275		583	(f)	2,858
Net loss	$(19,209)		$18,429		$(780)		$(16,596)		$15,307		$(1,289)

Non-cash amortization of discounts and dividends on preferred stock	—				—		(749)		749	(h)	—	(h)
Net loss available to common stockholders - basic and diluted	$(19,209)				$(780)		$(17,345)				$(1,289)

Net loss per common share:
Basic	$(0.79)				$(0.03)		$(0.87)				$(0.06)
Diluted	$(0.79	)(g)			$(0.03	)(g)	$(0.87	)(g)			$(0.06	)(g)

Weighted average shares - basic	24,358				24,358		19,969				19,969
Weighted average shares - diluted	24,358	(g)			24,358	(g)	19,969	(g)			19,969	(g)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurence in its business, the Company does not adjust net income or loss for the costs associated with litigation including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Product recall charge of $1.6 million in 2005, including $1.3 million charged to cost of sales in the 2005 GAAP results, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(c) Restructuring charge of $5.1 million associated with the decision to close a manufacturing facility in 2005 , including $4.1 million charged to cost of sales, $0.5 million charge to research and development, $0.3 million charged to  selling, general and administrative and $0.2 million to other expense and a charge of $1.7 million included in cost of sales in the second quarter of 2004 related to a work force reduction at one of our manufacturing facitilites, which constitute charges having a significant negative impact on results yet not occuring on a consistent or regular basis in our business.

(d) Amortization expense of $12.8 million and $10.4 million in the 2005 and 2004 GAAP results, respectively, including $7.1 million and $5.5 million charged to cost of sales, $2.4 million and $0.8 million charged to research and development and $3.3 million and $4.1 million charged to selling, general and administrative expense in the respective periods.

(e) Write off of $0.1 million and $3.8 million in 2005 and 2004, respectively, of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(f) Tax effect on adjustments as discussed above in notes (b), (c), (d) and (e).

(g) For 2005 and 2004, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(h) In addition to the non-cash and non-recurring and other charges or income listed above, the diluted net loss per common share on an adjusted cash basis excludes amortization of non-cash discounts and redemption interest on preferred stock which are included in net income or loss per common share calculated in accordance with GAAP. There were no charges for non-cash discounts and redemption interest on preferred stock during the three months ended March 31, 2005. The charges for non-cash discounts and redemption interest on preferred stock that are excluded above totaled $749,000, or $0.04 per dilutive common share, for the three months ended March 31, 2004. Because all issued preferred stock have been converted into common stock on January 14, 2004, such shares have been included in basic and diluted weighted average share calculations subsequent to that date. There will be no amortization of non-cash discounts and redemption interest in future periods, that would reduce net income or increase net loss available to common stockholders.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,270	$16,756
Accounts receivable, net	70,476	61,347
Inventories	71,209	61,234
Prepaid expenses and other current assets	18,378	12,420
Total current assets	194,333	151,757

PROPERTY, PLANT AND EQUIPMENT, NET	72,211	66,780
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	510,491	339,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	14,131	10,028
Total assets	$791,166	$568,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$2,909	$555
Other current liabilities	106,901	88,587
Total current liabilities	109,810	89,142

LONG-TERM LIABILITIES:
Notes payable, net of current portion	259,595	190,669
Other long-term liabilities	24,453	17,042
Total long-term liabilities	284,048	207,711

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—
TOTAL STOCKHOLDERS’ EQUITY	397,308	271,416
Total liabilities and stockholders’ equity	$791,166	$568,269